                                                                     EXHIBIT 2.3

                           ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        BIOSOURCE INTERNATIONAL, INC.,
                            A DELAWARE CORPORATION

                                      AND

                               BIOFLUIDS, INC.,
                            A MARYLAND CORPORATION

                                      AND

                           THE BIOFLUIDS STOCKHOLDER


                               DECEMBER 14, 1998

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

1.  DEFINITIONS...........................................................1

      1.1       Definitions...............................................1
                -----------

SECTION 2.  SALE AND TRANSFER OF ASSETS...................................6
      2.1       Purchased Assets..........................................6
                ----------------
      2.2       Excluded Assets...........................................6
                ---------------
      2.3       Delivery of Possession....................................6
                ----------------------
      2.4       Right of Endorsement; Payment.............................6
                -----------------------------

SECTION 3.  CONSIDERATION.................................................6
      3.1       Purchase Price............................................6
                --------------
      3.2       Allocation of Purchase Price..............................7
                ----------------------------
      3.3       Prorations/Adjustments....................................7
                ----------------------
      3.4       Form of Payments..........................................7
                ----------------

SECTION  4.  ASSUMPTION OF LIABILITIES....................................7
      4.1       Assumed Liabilities.......................................7
                -------------------
      4.2       Liabilities Not Assumed...................................8
                -----------------------
      4.3       Right of Enforcement and Settlement.......................8
                -----------------------------------

SECTION  5.  CLOSING......................................................8
      5.1       The Closing Date..........................................8
                ----------------
      5.2       Actions and Deliveries by Seller at the Closing...........8
                -----------------------------------------------
      5.3       Actions and Deliveries by Purchaser at the Closing........9
                --------------------------------------------------

SECTION  6.  REPRESENTATIONS AND WARRANTIES OF BIOFLUIDS
      AND THE BIOFLUIDS STOCKHOLDER.......................................9
      6.1       Organization, Standing and Corporate Power................9
                ------------------------------------------
      6.2       Authority and Capacity...................................10
                ----------------------
      6.3       Title to the Assets......................................10
                -------------------
      6.4       Rights of First Refusal on Assets........................10
                ---------------------------------
      6.5       Effect of Agreement......................................11
                -------------------
      6.6       Contracts, Agreements, Arrangements, Etc.................11
                ----------------------------------------
      6.7       Consents.................................................13
                --------
      6.8       Financial Statements.....................................14
                --------------------
      6.9       Litigation...............................................14
                ----------
      6.10      Compliance with the Law and Other Instruments............14
                ---------------------------------------------
      6.11      Absence of Certain Changes or Events.....................15
                ------------------------------------

      6.12      Operation of the Business ....................................16
                -------------------------
      6.13      Suppliers; Raw Materials .....................................16
                ------------------------
      6.14      Absence of Certain Business Practices.........................16
                -------------------------------------
      6.15      Intellectual Property ........................................16
                ---------------------
                (a)          Title ...........................................16
                             -----
                (b)          Transfer ........................................16
                             --------
                (c)          No Infringement .................................17
                             ---------------
                (d)          Licensing Arrangements ..........................17
                             ----------------------
                (e)          No Intellectual Property Litigation .............17
                             -----------------------------------
                (f)          Due Registration, Etc ...........................17
                             ---------------------
                (g)          Use of Name and Mark ............................17
                             --------------------
      6.16      Environmental Matters ........................................18
                ---------------------
      6.17      Employees ....................................................18
                ---------
      6.18      Employee Benefit Plans, Etc...................................18
                ---------------------------
      6.19      Customers ....................................................18
                ---------
      6.20      Inventory ....................................................18
                ---------
      6.21      Purchase and Sale Obligations.................................19
                -----------------------------
      6.22      Accounts Receivable ..........................................19
                -------------------
      6.23      Tax Returns ..................................................19
                -----------
      6.24      Insurance ....................................................19
                ---------
      6.25      Powers of Attorney ...........................................20
                ------------------
      6.26      Prepaid Expenses .............................................20
                ----------------
      6.27      No Unrelated Liabilities .....................................20
                ------------------------
      6.28      No Change of Control Provisions...............................20
                -------------------------------
      6.29      No Finder's Fee ..............................................20
                ---------------
      6.30      Accuracy of Other Information; Disclosure.....................20
                -----------------------------------------

SECTION  7.  REPRESENTATIONS AND WARRANTIES OF BIOSOURCE......................20
      7.1       Organization, Standing and Corporate Power....................21
                ------------------------------------------
      7.2       Authorization of Agreement....................................21
                --------------------------
      7.3       Execution, Delivery and Performance...........................21
                -----------------------------------
      7.4       Effect of Agreement ..........................................21
                -------------------
      7.5       No Consents Required .........................................21
                --------------------
      7.6       No Finder's Fee ..............................................21
                ---------------
      7.7       Accuracy of Other Information; Disclosure.....................21
                -----------------------------------------

SECTION  8.  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING .......................22
      8.1       Investigations ...............................................22
                --------------
      8.2       Operation of the Business Pending Closing.....................22
                -----------------------------------------
      8.3       Advice of Changes ............................................24
                -----------------
      8.4       Non-Disclosure or Use of Information..........................24
                ------------------------------------
      8.5       Governmental and Third Party Consents and Approvals...........24
                ---------------------------------------------------
      8.6       8-K Financial Statements .....................................25
                ------------------------

SECTION  9.  CONDITIONS OF PURCHASE AND SALE..................................25
      9.1       Conditions to Obligations of Purchaser........................25
                --------------------------------------
                (a)       Representations and Warranties of Biofluids
                          -------------------------------------------
                          and the Biofluids Stockholder To Be True............25
                          ----------------------------------------
                (b)       No Proceedings......................................25
                          --------------
                (c)       No Adverse Change...................................25
                          -----------------
                (d)       Statutory Requirements..............................26
                          ----------------------
                (e)       Certificates........................................26
                          ------------
                (f)       Opinion of Counsel for Biofluids....................26
                          --------------------------------
                (g)       Audit...............................................26
                          -----
                (h)       Releases of Security Interests......................26
                          ------------------------------
                (i)       Consents............................................26
                          --------
                (j)       Authorization.......................................26
                          -------------
                (k)       Receipt of Right of Endorsement.....................26
                          -------------------------------
                (l)       Employment Agreement................................26
                          --------------------
                (m)       Non-Compete Agreement...............................26
                          ---------------------
                (n)       Escrow Instrument...................................26
                          -----------------
                (o)       Other Matters.......................................27
                          -------------
      9.2    Conditions to Obligations of Biofluids...........................27
             --------------------------------------
                (a)       Representations and Warranties of Purchaser
                          -------------------------------------------
                          To Be True..........................................27
                          ----------
                (b)       Certificates........................................27
                          ------------
                (c)       Authorization.......................................27
                          -------------
                (d)       Opinion of Counsel for Purchaser....................28
                          --------------------------------
                (e)       No Proceedings......................................28
                          --------------
                (f)       Delivery of Purchase Price..........................28
                          --------------------------
                (g)       Escrow Instrument...................................28
                          -----------------
                (h)       Statutory Requirements..............................28
                          ----------------------
                (i)       Other Matters.......................................28
                          -------------

SECTION  10.  FURTHER AGREEMENTS OF THE PARTIES...............................28
      10.1      Further Agreements of Biofluids...............................28
                -------------------------------
      10.2      Confidentiality...............................................28
                ---------------
      10.3      Access to Books and Records...................................29
                ---------------------------

SECTION  11.  NATURE AND SURVIVAL OF REPRESENTATIONS AND
      WARRANTIES; INDEMNITY; OFFSET RIGHTS....................................30
      11.1      Nature and Survival of Representations and Warranties.........30
                -----------------------------------------------------
      11.2      Indemnification by Biofluids and the Biofluids Stockholder....30
                ----------------------------------------------------------
      11.3      Indemnification by Purchaser..................................31
                ----------------------------
      11.4      Notice of Claim...............................................31
                ---------------
      11.5      Direct Claims.................................................31
                -------------
      11.6      Third Party Claims............................................32
                ------------------

      11.7      Settlement of Third Party Claims..............................32
                --------------------------------
      11.8      Cooperation...................................................33
                -----------
      11.9      Adjustment to Indemnification Payments;
                ---------------------------------------
                Insurance; Subrogation........................................33
                ----------------------
      11.10     Basket on Indemnity...........................................33
                -------------------
      11.11     Limitation of Biofluids' Indemnification Liability............33
                --------------------------------------------------
      11.12     Release of Escrow Funds.......................................33
                -----------------------

SECTION  12.  TAXES...........................................................33
      12.1      Payment of Taxes, Filing of Returns...........................33
                -----------------------------------
      12.2      Sales Taxes...................................................33
                -----------

SECTION  13.  ARBITRATION.....................................................34
      13.1      Submission to Jurisdiction....................................34
                --------------------------
      13.2      Waiver of Immunity and Inconvenient Forum.....................34
                -----------------------------------------
      13.3      Arbitration Procedures........................................34
                ----------------------
      13.4      Final Arbitration Decisions...................................34
                ---------------------------
      13.5      Claims for Unpaid Balance.....................................35
                -------------------------

SECTION  14.  TERMINATION.....................................................35
      14.1      Termination...................................................35
                -----------

SECTION  15.  MISCELLANEOUS...................................................35
      15.1      Notices.......................................................35
                -------
      15.2      Entire Agreement..............................................37
                ----------------
      15.3      Successors and Assigns........................................37
                ----------------------
      15.4      Waiver and Amendment..........................................37
                --------------------
      15.5      Governing Law.................................................37
                -------------
      15.6      Captions; Certain Terms.......................................37
                -----------------------
      15.7      Counterparts..................................................37
                ------------
      15.8      Costs and Attorneys' Fees.....................................38
                -------------------------
      15.9      Expenses......................................................38
                --------
      15.10     Severability..................................................38
                ------------
      15.11     Rights Cumulative.............................................38
                -----------------
      15.12     Purchase from Tysan...........................................38
                -------------------
      15.13     Publicity.....................................................38
                ---------
      15.14     Specific Performance..........................................38
                --------------------
      15.15     No Third Party Beneficiaries..................................39
                ----------------------------

                           ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
on the 14th day of December, 1998, by and among BioSource International, Inc. a Delaware corporation ("BioSource"), Biofluids, Inc., a Maryland corporation
                       ---------
("Biofluids") and Robert R. Rafajko, Ph.D (the "Biofluids Stockholder").
-----------
Biofluids is sometimes referred to herein as "Seller."  BioSource is sometimes
                                              ------
referred to herein as "Purchaser."

                                    RECITALS
                                    --------

     WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to sell and transfer to BioSource, and BioSource desires to purchase and acquire from Seller the Business (as defined below).

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties agree as follows:

                            SECTION  1.  DEFINITIONS

      1.1 Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

          "Accounts Receivable" has the meaning set forth in Section 622.
           -------------------

          "Affiliate" means with respect to any particular Person, any Person
           ---------
controlling, controlled by or under common control with, such Person.

          "Agreement" means this Agreement and includes each Exhibit and
           ---------
Schedule delivered pursuant to the terms of this Agreement.

          "Arbitration Notice" has the meaning set forth in Section 133(b).
           ------------------

          "Arbitration Panel" has the meaning set forth in Section 133(a).
           -----------------

          "Assumed Liabilities" has the meaning set forth in Section 41.
           -------------------

          "Balance Sheet Date" means the date of the Biofluids Balance Sheet,
           ------------------
October 31, 1998.

          "Basket Amount" has the meaning set forth in Section 11.10.
           -------------

          "Biofluids Balance Sheet" has the meaning set forth in Section 68.
           -----------------------

          "Biofluids Financial Statements" has the meaning set forth in Section
           ------------------------------
68.

          "Biofluids Stockholder" means Robert R. Rafajko, Ph.D.
           ---------------------

          "Business" means the manufacture and sale of high quality serum, media
           --------
and buffers.

          "Claim" has the meaning set forth in Section 114.
           -----

          "Closing" has the meaning set forth in Section 51.
           -------

          "Closing Date" has the meaning set forth in Section 51.
           ------------

          "Direct Claim" has the meaning set forth in Section 114.
           ------------

          "Disclosure Schedule" has the meaning set forth in Section 6.
           -------------------

          "Employees" has the meaning set forth in Section 617.
           ---------

          "Escrow Agent" means Union Bank of California, N.A.
           ------------

          "Escrow Funds" has the meaning set forth in Section 31.
           ------------

          "Escrow Instrument" has the meaning set forth in Section 9.1(n).
           -----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Excluded Assets" means those properties and assets listed on Schedule
           ---------------                                              --------
2.2.
---

          "GAAP" means generally accepted accounting principles.
           ----

          "Governmental Approval" means any consent of any Governmental
           ---------------------
Authority.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any multilateral authority or any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

          "Hazardous Substances" means any natural or artificial substance,
           --------------------
preparation or article which if generated, transported, stored, treated, used or disposed of (alone or combined with any other substance, preparation or article) is harmful to water, air or land or any living organism.

          "Indemnified Party" has the meaning set forth in Section 11.4.
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 11.4.
           ------------------

          "Intellectual Property" means any and all United States and foreign:
           ---------------------
(a) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (b) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (c) copyrights (including software) and registrations thereof; (d) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications and confidential business information; (e) intellectual property rights similar to any of the foregoing; and (f) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

          "Intellectual Property Assets" has the meaning set forth in Section
           ----------------------------
6.15(a).

          "Inventory"  means all raw material, work in process and finished
           ---------
goods inventory of the Business located at the premises or at other facilities of Seller which is usable by the Business in the ordinary course of its business, and including all such inventory set forth on Schedule 6.20, less only
                                                        ------------
those items listed therein sold by Biofluids in the ordinary course of its business.

          "Knowledge" of Biofluids means actual knowledge of the Biofluids
           ---------
Stockholder, or any officer or director of Biofluids, after reasonable investigation.

          "Leases" means any real or personal property leases, subleases,
           ------
licenses and occupancy agreements pursuant to which Biofluids is the lessee, sublessee, licensee or occupant other than real property leases, subleases, licenses and occupancy agreements included in Excluded Assets.

          "Liens" shall include any encumbrance, lien, charge, hypothecation,
           -----
pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right-of-preemption, privilege or any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment to create any of the foregoing.

          "Losses" means any and all costs, demands, claims, liabilities, fines,
           ------
penalties, assessments, damages and expenses (including the burden and expense of defending against all of the foregoing even if the assertions therein are groundless, false or fraudulent), or amounts paid in settlement thereof, and court costs (including court-awarded interest) and reasonable attorneys' fees and disbursements of counsel (including legal or other expenses reasonably incurred in connection with investigating or defending the same); provided, that
                                                                  --------
the term "Losses" shall not include costs, demands, claims, liabilities, fines, penalties, assessments, damages and expenses which are indirect or consequential in nature.

          "Material Adverse Effect" means any event, occurrence, fact,
           -----------------------
condition, change or effect that is materially adverse to the business, operations, prospects, results of operations, condition (financial or otherwise), properties (including intangible properties), assets (including intangible assets) or liabilities of the Business, not otherwise disclosed, permitted or reflected in this Agreement.

          "Material Contracts" has the meaning set forth in Section 6.6(b).
           ------------------

          "Notices" has the meaning set forth in Section 15.1.
           -------

          "Other Material" has the meaning set forth in Section 15.2.
           --------------

          "Permit" means any license, permit, order, approval or Governmental
           ------
Approval from any Governmental Authority.

          "Permitted Liens" means
           ---------------

               (i) liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

               (ii) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, including without limitation, those existing at the Closing Date in favor of Biofluids; provided the same are not of such nature as to materially adversely affect
     --------
     the use of the property subject thereto;

               (iii) liens for taxes either not due and payable or due but for which notice of assessment has not been given;

               (iv) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon the Seller pursuant to law or that relate to obligations not due or delinquent;

               (v) liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

               (vi) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money;

               (vii) statutory liens in favor of a seller of personal property, mechanic's liens or other statutory liens in favor of a provider of a service; provided, that obligations to a secured party are not overdue or
              --------
     delinquent; and

               (viii) the Liens described on Schedule 6.3.
                                             ------------

          "Person" means any individual, corporation, trust, estate,
           ------
partnership, joint venture, joint stock company, association, unincorporated organization, governmental bureau or other entity of whatsoever kind or nature.

          "Plans" has the meaning set forth in Section 6.18.
           -----

          "Purchase Price" has the meaning set forth in Section 3.1.
           --------------

          "Purchased Assets" has the meaning set forth in Section 2.1
           ----------------

          "Records" has the meaning set forth in Section 10.3.
           -------

          "Regulation S-X" has the meaning set forth in Section 8.6.
           --------------

          "Rules of Arbitration" has the meaning set forth in Section 13.3.
           --------------------

          "Third Party" has the meaning set forth in Section 11.6.
           -----------

          "Third Party Claim" has the meaning set forth in Section 11.4.
           -----------------

          "Tysan" has the meaning set forth in Section 15.12.
           -----

                    SECTION 2.  SALE AND TRANSFER OF ASSETS

      2.1 Purchased Assets.  On the terms and subject to the conditions set
          ----------------
forth in this Agreement, on the "Closing Date" (as that term is defined in
                                 ------------
Section 51 of this Agreement) Seller agrees to sell, convey, assign, transfer and deliver to Purchaser, free and clear of any and all Liens of any type, kind or nature (other than Permitted Liens and those which Purchaser expressly agrees to assume pursuant to Section 41 of this Agreement), all of the properties, assets, powers and rights, wherever located, including, but not limited to, the name "Biofluids," held by Seller or used or usable by Seller in connection with the operation and conduct of the Business, other than the Excluded Assets referred to in Section 22 below (the "Purchased Assets"), as of and as the same
                                      ----------------
shall exist on the Closing Date, and Purchaser agrees to purchase and acquire the Purchased Assets from Seller, for the Purchase Price provided in Section 31 of this Agreement.

      2.2 Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
in Section 2.1 hereof, the Purchased Assets shall not include, and Seller shall retain for its own use and benefit those other properties and assets of Seller listed on Schedule 2.2 to this Agreement (the "Excluded Assets").
          ------------                         ---------------

      2.3 Delivery of Possession.  At the Closing, Seller shall, at Seller's
          ----------------------
expense, deliver to Purchaser physical possession of the Purchased Assets, at Biofluids' facilities in Rockville, Maryland.

      2.4 Right of Endorsement; Payment.  After the Closing Date, Purchaser
          -----------------------------
shall have the absolute and unconditional right and authority (subject to promptly providing to Seller a full accounting) to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Purchaser on account of any Purchased Asset, and Seller shall deliver to Purchaser at the Closing a letter of instruction executed by Seller sufficient to permit Purchaser to deposit such checks or other evidences of indebtedness in bank accounts in the name of Purchaser. In addition, if after the Closing Date, Seller receives any payment on account of the Purchased Assets, Seller will, each business day, remit all payments to Purchaser. To the extent Seller receives, by direct deposit into its bank accounts, any payment after the Closing Date on account of the Purchased Assets, Seller shall, at the end of each business day, deliver to Purchaser an accounting of all payments received and shall, at the end of each week, transfer to Purchaser the aggregate amounts so received during the week. To the extent Purchaser receives a check or other evidence of indebtedness unrelated to the Purchased Assets, Purchaser will promptly return such payment to Biofluids.

                           SECTION  3.  CONSIDERATION

      3.1 Purchase Price.  The Purchased Assets shall be purchased by Purchaser
          --------------
from Seller for an aggregate purchase price (the "Purchase Price") consisting of
                                                  --------------
$2,700,000 in cash payable to Seller as follows: (i) $1,680,000 at Closing, (ii) $750,000 on January 4, 1999 and (iii) $270,000 (the "Escrow Funds") to be held
                                                     ------------
and paid or offset pursuant to Section 11.12 below and pursuant to the terms of the Escrow Instrument, at the conclusion of the period ending eighteen
(18) months following the Closing. The Escrow Funds shall be held in an interest bearing account, such interest accruing on a pro rata basis to the party receiving the Escrow Funds.

      3.2 Allocation of Purchase Price.  BioSource and Biofluids shall agree on
          ----------------------------
the allocation of the Purchase Price among the Purchased Assets as soon as practicable following the Closing.

      3.3 Prorations/Adjustments.  Rent, utility charges, common area charges
          ----------------------
and other costs and expenses, including personal property taxes payable with respect to Leases included in the Purchased Assets shall be prorated as of the Closing Date, and payable, to the extent possible, by a dollar-for-dollar adjustment to the Purchase Price on the Closing Date, and if not paid on the Closing Date, then paid within 30 days of the Closing Date.

      3.4 Form of Payments.  All amounts to be paid by any party pursuant to
          ----------------
this Agreement at the Closing shall be paid by banker's check or by irrevocable wire transfer to a bank account established by the payee, such payment to be in Los Angeles Clearinghouse or equivalent "next day" funds.

                     SECTION  4.  ASSUMPTION OF LIABILITIES

      4.1 Assumed Liabilities.  Subject to the provisions of this Agreement,
          -------------------
Purchaser agrees that upon transfer of the Purchased Assets on the Closing Date, it shall assume, pay, satisfy, discharge, perform and fulfill, to the extent not paid, satisfied, performed, discharged or fulfilled by Seller on or before the Closing Date only the following obligations of Seller (collectively, the "Assumed Liabilities"), and none other:
--------------------

          (a) the contracts, agreements, arrangements, etc. described in Schedules 6.6 except that those contracts, agreements, arrangements, etc.
-------------
referred to in Section 6.6 which are not set forth on Schedule 6.6 because they
                                                      ------------
require payments, discounts or expenditures in amounts less than the amounts set forth in such sections shall also constitute Assumed Liabilities;

          (b) the Permits, agreements or arrangements described in Schedules
                                                                   ---------
6.10 and 6.15(d);
----------------

          (c) the agreements entered into by Seller in the ordinary course of the Business for the provision of services or goods to Seller including, without limitation, agreements with suppliers listed in Schedule 6.13;
                                                -------------

          (d) the agreements entered into by Seller in the ordinary course of the Business for the sale of Inventory by Seller; and

          (e) all liabilities for employee compensation, benefits, vacation pay, sick leave, severance payments, social security, and payroll taxes, whether under individual or collective labor agreements or under the Plans (as defined in Section 6.18), existing at or accruing from and after the Closing Date which relate to employees of Seller employed by Purchaser after the Closing Date and involved in the Business.

          It is not the intention of either Purchaser or Seller that the assumption by Purchaser of the Assumed Liabilities shall in any way enlarge the rights of third Persons under any agreements or arrangements with Purchaser or Seller. Nothing contained herein shall in any way prevent Purchaser from contesting in good faith any of the Assumed Liabilities with any third Person obligee; provided no contestation shall relieve Purchaser of its obligations
         --------
hereunder to Seller with respect thereto.

      4.2 Liabilities Not Assumed.  Purchaser shall not and does not assume any
          -----------------------
liabilities, obligations or commitments of Seller of any kind, known or unknown, contingent or otherwise, of whatsoever kind or nature, not specifically included within the Assumed Liabilities, and the same shall remain the sole responsibility of Seller.

      4.3 Right of Enforcement and Settlement.  From and after the Closing Date,
          -----------------------------------
Purchaser shall have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify Purchaser promptly of any claim made with respect to any such Assumed Liability and shall not, except with Purchaser's prior written consent, which may arbitrarily be withheld by Purchaser, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to, any such Assumed Liability. Seller shall cooperate with Purchaser in any reasonable manner requested by Purchaser in connection with any negotiations or proceedings involving any Assumed Liabilities.

                              SECTION  5.  CLOSING

      5.1 The Closing Date.  The Closing of the purchase and sale of the
          ----------------
Business (the "Closing") shall take place at 9:00 a.m. on December __, 1998, or
               -------
at such time as the parties hereto agree, at the offices of Troop Steuber Pasich Reddick & Tobey, LLP, 2029 Century Park East, Los Angeles, CA 90067. The date and time of the Closing is herein referred to as the "Closing Date."

      5.2 Actions and Deliveries by Seller at the Closing.  At the Closing,
          -----------------------------------------------
Seller shall deliver to Purchaser the following instruments in form and substance satisfactory to Purchaser:

          (a) such bills of sale, endorsements, assignments, subleases, and other good and sufficient instruments of conveyance, transfer and assignment, including without limitation, a Bill of Sale in the form of Exhibit 5.2 to this
                                                            -----------
Agreement, as shall be necessary or appropriate to vest in Purchaser, good title in and to the Purchased Assets, free and clear of any and all Liens (other than Permitted Liens and Assumed Liabilities);

          (b) any terminations of Liens or other security interests necessary for the consummation of the transactions contemplated by this Agreement or as may be required to permit Seller to deliver the Purchased Assets free and clear of any and all Liens (other than Permitted Liens and Assumed Liabilities); and

          (c) the documents, instruments and evidences of the satisfaction of all of the conditions precedent set forth in Section 91 of this Agreement.

      5.3 Actions and Deliveries by Purchaser at the Closing.  At the Closing,
          --------------------------------------------------
Purchaser shall deliver:

          (a) to Seller or as it may otherwise direct in writing, the cash portion of the Purchase Price due at Closing as set forth in Section 3.1 above; and

          (b) to Seller, the following instruments in form and substance reasonably satisfactory to or for the account of Seller:

               (i) any acceptances of assignments required in connection with the transfer and delivery of the Purchased Assets and the assumption of the Assumed Liabilities; and

               (ii) the documents, instruments and evidences of the satisfaction of the conditions precedent provided for in Section 9.2 of this Agreement.

          (c) to the Escrow Agent, the Escrow Funds.

           SECTION  6.  REPRESENTATIONS AND WARRANTIES OF BIOFLUIDS
                         AND THE BIOFLUIDS STOCKHOLDER

     As a material inducement to Purchaser to enter into this Agreement and to perform its obliga tions hereunder and thereunder Biofluids and the Biofluids Stockholder jointly and severally represent and warrant to and agree with Purchaser as follows, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed
             -------------------
by Purchaser and Biofluids and the Biofluids Stockholder and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 6 and the disclosure in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Section 6 to the extent apparent on its face.

      6.1 Organization, Standing and Corporate Power.  Biofluids is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full power and authority (corporate and other) to own its properties and assets and carry on its business as presently conducted. Biofluids is duly qualified to conduct business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a Material Adverse Effect on Biofluids. Biofluids has all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted which approvals, permits and licenses are valid and in full force and effect.

      6.2 Authority and Capacity.  Biofluids  has full power and authority
          ----------------------
(corporate and other) to enter into, execute and deliver this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Biofluids, and no other corporate proceedings on the part of either are necessary to authorize this Agreement and the trans actions contemplated hereby. This Agreement has been duly executed and delivered by Biofluids, and constitutes the valid and binding obligations of Biofluids, enforceable against Biofluids in accordance with its terms.

      6.3 Title to the Assets.
          -------------------

          (a) Except as set forth in Schedule 6.3, Biofluids has good and
                                     ------------
marketable title to all of the Purchased Assets, including, but not limited to, all of the properties and assets reflected on the Biofluids Balance Sheet, wherever located, free and clear of all Liens other than Permitted Liens, other than properties or assets held under valid Leases which are in full force and effect and not in default.

          (b) Except as set forth in Schedule 6.3, the Purchased Assets to be
                                     ------------
transferred to Purchaser hereunder are adequate for the operation of the Business as presently conducted, constitute all of the properties and assets, tangible and intangible, applicable to or used in connection with the operation of the Business as it is being conducted on the date hereof, and are in good operating condition and repair, ordinary wear and tear excepted, and in the stated maintenance, repair and operating condition reasonably required for the proper operation and use thereof in the ordinary course of the Business.

          (c) Schedule 6.3 sets forth the address, name of landlord and term of
              ------------
the lease of Biofluids' facilities. The Lease with respect to such property is valid, enforceable and effective in accordance with its terms; all rentals, royalties and other monetary obligations thereunder payable have been fully paid; there is not under the Lease any existing or claimed default by Biofluids or, to the Knowledge of Biofluids, of any other party thereto; there is not under the Lease any event or condition which with or without notice or the passage of time, or both, would constitute a default by Biofluids or, to the Knowledge of Biofluids, of any other party thereto; and Biofluids enjoys peaceable and undisturbed possession under the Lease. The Lease is not encumbered by any Liens, other than Permitted Liens.

      6.4 Rights of First Refusal on Assets.  Neither Biofluids nor the
          ---------------------------------
Purchased Assets are subject to any right of first refusal of any third party relating to the sale of any of the Purchased Assets or the Business.

      6.5 Effect of Agreement.  The sale by Biofluids of the Purchased Assets to
          -------------------
Purchaser at the Closing, the performance by each of its respective obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or passage of time, or both:

          (a) violate or conflict with any term of the certificate of incorporation, bylaws or other organizational documents of Biofluids;

          (b) violate any provision of law, statute, rule, regulation or executive order of any Governmental Authority relating to the Business to which Biofluids is subject or by which the Purchased Assets are bound or affected;

          (c) violate any judgment, order, writ or decree of any court or administrative body applicable to the Business or by which the Purchased Assets are bound or affected;

          (d) require on the part of Biofluids any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency;

          (e) accelerate or constitute an event entitling the holder of any indebtedness related to the Business and assumed hereunder by Purchaser to currently accelerate the maturity of any such indebtedness or increase the rate of interest presently in effect with respect to such indebtedness; or

          (f) result in the breach of, constitute a default under, constitute an event which with notice or passage of time, or both, would become a default under, or result in the creation of any mortgage, Lien, security interest, charge or encumbrance upon any of the Purchased Assets under any agreement, commitment, contract (written or oral) or other instrument to which Biofluids is a party, or by which the Purchased Assets are bound or affected.

      6.6 Contracts, Agreements, Arrangements, Etc.
          -----------------------------------------

          (a) Except as set forth on Schedule 6.6, neither Biofluids is a party
                                     ------------
to, nor are any of the Purchased Assets bound by, any:

                 (i) license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents or copyrights (or applications therefor), know-how or technical assistance, or other proprietary rights (other than trademark agreements which are entered into in the ordinary course of Biofluids' business) which relates to the Business;

                 (ii) agreement or other arrangement for the sale of goods or services by the Business to any government or Governmental Authority (other than pursuant to open purchase orders issued by such entities) at an aggregate price per agreement or arrangement in excess of $10,000;

                 (iii) agreement with any labor union or otherwise relating to employees of Biofluids;

                 (iv) agreement with any vendor, distributor, dealer, sales agent or representative relating to the Business other than contracts or orders for the purchase or sale of goods at an aggregate price per contract or order of more than $10,000;

                 (v) agreement with any distributor or customer of the Business with respect to discounts (other than those reflected on Biofluids' current price lists or in distribution or sale agreements duly disclosed under this Agreement) or allowances or extended payment terms, where each such discount, allowance or extended payment term has a value in excess of $5,000;

                 (vi) joint venture or partnership agreement with any other Person which relates to the Business;

                 (vii) agreement guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another in connection with the Business;

                 (viii) agreement appointing any Person as a distributor or subdistributor with respect to the Business;

                 (ix) agreement for the making of any capital expenditure relating to the Business in excess of $10,000;

                 (x) agreement giving any customer of the Business the right to require a reduction in prices or the repayment of any amount previously paid other than discounts in the ordinary course or agreements disclosed under this Agreement;

                 (xi) any agreement (or group of related agreements) for the lease of personal property from or to third parties with annual payments exceeding $25,000;

                 (xii) any agreement concerning noncompetition;

                 (xiii) any written arrangement (or group of related written arrangements) under which it has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume or guarantee) indebtedness in excess of $25,000 or
(B) imposed (or may impose) a Lien (other than Permitted Liens) on any of its assets, tangible or intangible;

                 (xiv) any other contract or group of related contracts with the same party requiring payments after the date hereof to or by Biofluids of more than $20,000;

                 (xv) any contract with any stockholder or Affiliate of any stockholder;

                 (xvi) other agreement, not included in or expressly excluded from the terms of the foregoing clauses (i) through (xv), which would have a Material Adverse Effect on the Purchased Assets or the Business; or

                 (xvii) other agreement, not included in or expressly excluded from the terms of the foregoing clauses (i) through (xvi), which would require the payment by BioSource of an amount in excess of $20,000.

          (b) Correct and complete copies of all agreements, indentures, mortgages, plans, policies, arrangements and other instruments and written amendments thereto (or, where they are oral, written summaries of the material terms thereof), required to be shown on Schedule 6.6 or which, except for their
                                        ------------
inclusion on other Schedules to this Agreement, would have been shown on

Schedule 6.6 (collectively referred to herein as the "Material Contracts") have
------------                                          ------------------
been separately delivered to Purchaser prior to the date hereof.

          (c) Each of the Material Contracts is valid, in full force and effect and is enforceable against Biofluids and, to the Knowledge of Biofluids, against the other party thereto in accordance with its terms.

          (d) There has not occurred any default by Biofluids or any event which, with notice or the passage of time and/or the election of any person other than Biofluids will become a default, nor to the Knowledge of Biofluids has there occurred any default by others or any event which, with notice or the passage of time and/or the election of Biofluids, will become a default under any of the Material Contracts, nor, to the Knowledge of Biofluids has there occurred any default by any other party to any of the Material Contracts, except defaults, if any, which (i) have not resulted and will not result in any material loss to or liability of the Business, or (ii) have been indicated on
Schedule 6.6 or on Schedule 6.24.
------------       -------------

          (e) Except as set forth on Schedule 6.7 referred to below, each of the
                                     ------------
Material Contracts is assignable by Biofluids to Purchaser without the consent of the other parties thereto.

      6.7 Consents.  Schedule 6.7 sets forth a complete and accurate list of all
          --------   ------------
approvals, authorizations, consents, orders or other actions of, or filings with, any Person that are required to be obtained or made by Seller in connection with the execution of, and the consummation of the transactions contemplated under, this Agreement, including, without limitation, the effective transfer and conveyance to the Purchaser of the Purchased Assets.

      6.8 Financial Statements.
          --------------------

          (a) Attached as Schedule 6.8 to this Agreement are the unaudited
                          ------------
balance sheets and supporting schedules of Biofluids as of December 31, 1996 and December 31, 1997 and the related statement of operations and statement of cash flows for the periods then ended; and the unaudited balance sheet of Biofluids as of October 31, 1998 (the "Biofluids Balance Sheet"). All of the financial
                             -----------------------
statements, including the notes thereto, referred to in the preceding sentence are sometimes collectively referred to herein as the "Biofluids Financial
                                                      -------------------
Statements".
----------

          (b) All of the Biofluids Financial Statements:

                (i) are in accordance with the books and records of Biofluids;

                (ii) present fairly the financial condition of Biofluids as of the date of such Biofluids Financial Statements and the results of its operations and its cash flows for the periods therein specified; and

                (iii) were prepared in accordance with GAAP and the valuation rules adopted by the Board of Directors of Biofluids applied on a basis consistent with prior accounting periods.

          (c) As of the dates of the Biofluids Financial Statements, Biofluids did not have any liabilities or obligations, either accrued, absolute, contingent or otherwise, which have not been reflected, and which are required to be reflected in accordance with GAAP and the valuation rules adopted by the Board of Directors of Biofluids, in the Biofluids Financial Statements, other than liabilities or obligations which are disclosed in Schedule 6.8.
                                                       ------------

      6.9 Litigation.  Except as set forth in Schedule 6.9  to this Agreement,
          ----------                          ------------
there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings relating to the Business or the Purchased Assets pending or, to the Knowledge of Biofluids, threatened against Biofluids or any of the Purchased Assets (or in which Biofluids is plaintiff or otherwise a party thereto), and, to the Knowledge of Biofluids, there are no facts existing which are likely to result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding. Biofluids has not waived any statute of limitations or other affirmative defense with respect to any of the Assumed Liabilities. There is no continuing order, injunction or decree of any court, arbitrator or Governmen tal Authority relating to the Business to which Biofluids is a party or to which it or any of the Purchased Assets is subject.

      6.1 Compliance with the Law and Other Instruments. The operation of the
          ---------------------------------------------
Business has been and is being conducted in accordance with all material applicable laws, ordinances, rules and regulations, judgments and decrees of all Governmental Authorities applicable to the Business. No investigations by any Governmental Authorities asserting or alleging any violation of or noncompliance with any such material applicable laws, ordinances, rules and regulations, judgments and decrees are pending or, to the Knowledge of Biofluids, threatened. To the Knowledge of Biofluids, Schedule 6.10 sets forth a
                                                      -------------
true and complete list of all Permits necessary to the conduct of the Business as currently conducted. Biofluids has obtained all of such Permits, each of which is in full force and effect. No violation of any Permit has occurred which is continuing and no proceeding is pending or, to the Knowledge of Biofluids, threatened to revoke or limit any such Permit.

      6.1 Absence of Certain Changes or Events.  Since the Balance Sheet Date,
          ------------------------------------
there has not been any change in, or event affecting, the condition (financial or otherwise), business, properties, assets, liabilities, operations or prospects of the Business other than changes in the ordinary course of its Business, none of which has (either when taken by itself or when taken in conjunction with any other or all such other changes) had a Material Adverse Effect on the Business. Except as set forth in Schedule 6.11, since the Balance
                                                -------------
Sheet Date, the Business has not:

          (a) suffered any adverse change in, and no events have occurred which, individually or in the aggregate, have had, or may have, any Material Adverse Effect on the Business;

          (b) incurred damage to or destruction of any of the Purchased Assets of the Business by casualty, whether or not covered by insurance, which, individually or in the aggregate, exceeded $10,000 in value;

          (c) made or granted any wage or salary increase to any employee or paid any bonus, for which Purchaser shall be obligated, to any employee (other than as required by law or contract existing at the date of this Agreement) since the date of the payroll listing set forth on Schedule 6.11 hereto; entered
                                                   -------------
into any employment agreement with any officer or employee which is not terminable on thirty days notice; or entered into or instituted any new Plans (as defined herein);

          (d) made any loans which have not been repaid to its employees other than travel advances made in the ordinary course of business and consistent with past practice and any individual salary advance not in excess of $5,000 made to nonmanagement employees in the ordinary course of business and consistent with past practice;

          (e) mortgaged, pledged or subjected to Lien or any other encumbrance any of the Purchased Assets other than the Assumed Liabilities and Permitted Liens;

          (f) amended or terminated any of its contracts, agreements, leases or arrangements which otherwise would have been set forth on Schedule 6.6 to this
                                                          ------------
Agreement if such termination would have a Material Adverse Effect;

          (g) waived or released any other rights with a value over $10,000;

           (h) entered into any transaction that has not been disclosed in a Schedule to this Agreement and which is not in the ordinary course of business; or

           (i) agreed to do any of the actions described in the preceding subsections (a) through (h).

      6.12 Operation of the Business.  Except as set forth in Schedule 6.12, (a)
           -------------------------                          -------------
Seller currently conducts the Business only through Biofluids and not through any other divisions or any other Affiliate of Biofluids and (b) no part of the Business is operated by Biofluids through any entity other than Biofluids.

      6.13 Suppliers; Raw Materials.  Schedule 6.13 sets forth (a) the names and
           ------------------------   -------------
addresses of all suppliers from which Biofluids ordered raw materials, supplies, merchandise and other goods and services with an aggregate purchase price for each such supplier of $25,000 or more during the twelve-month period ended October 31, 1998 and (b) the amount for which each such supplier invoiced Biofluids in such period.

      6.14 Absence of Certain Business Practices.  To the Knowledge of
           -------------------------------------
Biofluids, neither Biofluids nor any officer, employee or agent of Biofluids, nor any other person acting on their behalf, has, directly or indirectly, since January 1, 1997 given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist Biofluids in connection with any actual or proposed transaction relating to the Business) (i) which subjected Biofluids to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future, might have a Material Adverse Effect or subject Biofluids to suit or penalty in any private or governmental proceeding, or (iv) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

      6.15 Intellectual Property.
           ---------------------

           (a) Title.  Schedule 6.15(a) contains a complete and correct list of
               -----   ----------------
all Intellectual Property that is owned by Biofluids and primarily related to, currently used in, held for current use in connection with, or currently necessary for the conduct of, or otherwise material to the Business (the "Intellectual Property Assets") other than Intellectual Property that is both
-----------------------------
not registered or subject to application or registration and not material to the Business as currently conducted. The Intellectual Property Assets comprise all of the Intellectual Property necessary for Purchaser to conduct and operate the Business as it is now being conducted by Biofluids.

           (b) Transfer.  Immediately after the Closing, Purchaser will own all
               --------
of the Intellectual Property Assets free from any Liens (other than Permitted Liens) subject to any notices or transfer filings or registrations which Biofluids will effect or support pursuant to Section 10.1.

          (c) No Infringement.  Except as set forth on Schedule 6.15(c), the
              ---------------                          ----------------
conduct of the Business does not infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property. To the Knowledge of Biofluids, none of the Intellectual Property Assets is being infringed or otherwise used or available for use by any other Person.

          (d) Licensing Arrangements.  Schedule 6.15(d) sets forth all
              ----------------------   ----------------
agreements or arrangements (i) pursuant to which Biofluids has licensed Intellectual Property Assets to, or the use of Intellectual Property Assets has been otherwise permitted (through settlement or similar agreements) by, any other Person and (ii) pursuant to which Biofluids has had Intellectual Property licensed to it or has otherwise been permitted to use Intellectual Property (through settlement or similar agreements). All of the agreements or arrangements set forth on Schedule 6.15(d) (x) are in full force and effect in
                          ----------------
accordance with their terms and no default exists thereunder by Biofluids, or to the Knowledge of Biofluids, by any other party thereto, (y) are free and clear of all Liens, other than Permitted Liens and Assumed Liabilities and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the transactions contemplated by the Agreement. Biofluids has delivered to Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 6.15(d).
                                                              ----------------

          (e) No Intellectual Property Litigation.  Except as set forth on
              -----------------------------------
Schedule 6.15(e), no claim or demand of any Person has been made nor is there
----------------
any proceeding that is pending or to the Knowledge of Biofluids, threatened, which (i) challenges the rights of Biofluids in respect of any Intellectual Property Assets, (ii) asserts that Biofluids is infringing or otherwise in conflict with, or is, except as set forth in Schedule 6.15(d), required to pay
                                             ----------------
any royalty, license fee, charge or other amount with regard to any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on Schedule 6.15(d). None of the Intellectual Property Assets
                      ----------------
is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency, or has been the subject of any litigation within the last five years, whether or not resolved in favor of Biofluids.

          (f) Due Registration, Etc.  Schedule 6.15(f) sets forth the
              ---------------------   ----------------
Intellectual Property Assets and the filing offices, domestic or foreign, where such Intellectual Property Assets have been registered, issued or filed. Biofluids has taken such other actions that Biofluids considers reasonably necessary to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect, in each case to the extent material to the Business.

          (g) Use of Name and Mark.  Except as set forth in Schedule 6.15(g),
              --------------------                          ----------------
there are, and immediately after the Closing will be, no contractual restriction or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on Purchaser's right to use the name and mark "Biofluids" in the conduct of the Business as presently carried on by Biofluids.

     6.16 Environmental Matters.  Biofluids  has obtained all necessary permits
          ---------------------
for the storage, production and use of all Hazardous Substances which have been and are in its possession or under its control. Such storage, production and use have not resulted in the release or discharge into the environment (which for the avoidance of doubt includes the soil and sub-soil) of any Hazardous Substances in a manner which would give rise to liability to Purchaser under environmental laws currently in effect.

     6.17 Employees.  Schedule 6.17 is a true and complete list of all current
          ---------   -------------
employees (the "Employees") of Biofluids who primarily perform services in
                ---------
connection with the operation or conduct of the Business, together with their current rates of compensation, all written employment contracts and collective bargaining agreements and all other agreements or arrangements providing for compensation to Employees, to which Biofluids is a party or by which Biofluids is bound. At the Closing, Schedule 6.17 will also contain, for each employee,
                           -------------
all accrued but unpaid vacation and sick pay earned by such employee. Biofluids has delivered to Purchaser accurate and complete copies of all such contracts, agreements and arrangements and all handbooks, manuals and other writings describing Biofluids' employment policies applicable to the Employees. There are no commissions due and owing to any Employee which are currently due and payable and which have not been paid in full. Except as set forth on Schedules
                                                                     ---------
6.17 and 6.18, Biofluids is not a party to, or subject to any present obligation
-------------
(statutory or otherwise), liability or commitment with respect to, any written employment, compensation, consulting, severance pay or similar agreement relating to any Employee, and Biofluids is not now, nor will be liable in the future for any material termination payment or benefit payable to any Employee as a consequence of the transaction contemplated by this Agreement.

     6.18 Employee Benefit Plans, Etc.  Schedule 6.18 contains a true and
          ---------------------------   -------------
complete list of each employee benefit plan, fringe benefit plan, vacation plan, sick leave plan, retiree health plan, bonus plan, deferred compensation plan and any other compensation agreements or plan or funding arrangement (collectively, the "Plans") sponsored, maintained or contributed to by Biofluids or by any
     -----
member of a group or organization of which Biofluids is a member under which any Employee may be entitled to benefits. Biofluids has delivered to Purchaser accurate and complete copies of all documents embodying or relating to the Plans, including a list of the Employees eligible for coverage and the benefits available under each such Plan. Except as disclosed on Schedule 6.18, all Plans
                                                        -------------
have in the past been, and are now, in all respects maintained, funded and administered in compliance with all applicable law.

     6.19 Customers.  Schedule 6.19 contains a correct and complete list of each
          ---------   -------------
of the customers of the Business who have purchased from Biofluids products and/or services in excess of 10% of Biofluids' revenues during the twelve months ended October 31, 1998, and indicates the dollar value of the products and/or services purchased by each such customer.

     6.20 Inventory.  Set forth on Schedule 6.20 is a correct and complete list
          ---------                -------------
as of October 31, 1998, of all items which constitute Inventory on such date, indicating for each item of Inventory where it is located. All of the Inventory is of a quality and quantity saleable at regular prices or usable by Purchaser in the ordinary course of business of Purchaser, net of reserves reflected on the balance sheet of Biofluids as of October 31, 1998.

     6.21 Purchase and Sale Obligations.  Since the Balance Sheet Date, all
          -----------------------------
purchase and sales orders and all other commitments for purchases and sales made by or on behalf of Biofluids relating to the Business have been made in the usual and ordinary course of business in accordance with Biofluids' normal practices.

     6.22 Accounts Receivable.  Attached hereto as Schedule 6.22 is a true and
          -------------------                      -------------
complete schedule of the accounts receivable of Biofluids as of October 31, 1998 (the "Accounts Receivable"), setting forth a description of the Accounts
      -------------------
Receivable including the names and, at the Closing, the addresses of the account debtors, the balance amount and aging as of the date indicated therein. The Accounts Receivable and all books, records and documents relating to the Accounts Receivable were genuine and accurate as of October 31, 1998. As of October 31, 1998, each of the Accounts Receivable represented an undisputed, bona fide sale and delivery of goods or services rendered or to be rendered, subject to any reserve or allowance taken or made in respect thereof in accordance with Biofluids' normal practices. As of October 31, 1998, Biofluids was the lawful owner of the Accounts Receivable.

     6.23 Tax Returns.  Biofluids has paid in full all ad valorem property taxes
          -----------
and other assessments levied on its assets and properties which have heretofore become due and payable. Biofluids has withheld all proper and accurate amounts from its employees and made provisions, deposited or paid over such withheld amounts in full and complete compliance with the tax laws of the United States and other applicable State or local laws, and has filed proper and accurate Federal, State and local returns and reports and has paid all related taxes or assessments (including penalties and interest) for all years and periods (and portions thereof) for which any such returns and reports were due with respect to corporate income, franchise, sales and use, personal property, local business license, employee income, withholding, old age pension, unemployment, and all other taxes.

     6.24 Insurance.  Set forth on Schedule 6.24 is a correct and complete list
          ---------                -------------
of (a) all currently effective insurance policies and fidelity and surety bonds covering the Purchased Assets, and (b) for the three-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or to the Purchased Assets or relating to the Business or its products, and (ii) claims for damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto. Except as set forth on Schedule
                                                                   --------
6.24, as of the date hereof there are no disputes with underwriters of any such
----
policies or bonds, and all premiums due and payable have been paid. To the Knowledge of Biofluids, there are no pending or threatened terminations or premium increases with respect to any of such policies or bonds and, to the Knowledge of Biofluids, there is no condition or circumstance applicable to the Business, other than the sale of the Purchased Assets and assumption of the Assumed Liabilities pursuant to this Agreement, which is likely to result in such termination or increase. The Business and the Purchased Assets are in compliance with all conditions contained in such policies or bonds, which are included in the Purchased Assets, except for non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect on the Business or the Purchased Assets.

     6.25 Powers of Attorney.  Except for powers of attorney given in the
          ------------------
ordinary course of business to officers and directors of Biofluids and except as set forth on Schedule 6.25, no person has been granted and currently holds any
             -------------
power of attorney to act on behalf of Biofluids in connection with any of the Purchased Assets or the Business.

     6.26 Prepaid Expenses.  Set forth on Schedule 6.26 is a true, complete and
          ----------------                -------------
accurate list of all prepaid expenses, trade deposits, security deposits and other similar assets of the Business, which in each case is in excess of $10,000, and existing as of October 31, 1998.

     6.27 No Unrelated Liabilities.  As of the Closing Date, Purchaser will not
          ------------------------
by reason of the transactions contemplated by this Agreement assume, acquire, succeed to or be subject in any way to, any liability arising out of or in connection with the Business other than the Assumed Liabilities or otherwise as results from this Agreement.

     6.28 No Change of Control Provisions.  Biofluids is not a party nor subject
          -------------------------------
to any agreement or contract which would require under the terms of such agreement or contract the making by Purchaser or the Business of any payment, other than payments contemplated by this Agreement, to any employee of the Business or to any other Person as a result of the consummation of the transactions contemplated herein.

     6.29 No Finder's Fee.  Except as set forth on Schedule 6.30, Biofluids has
          ---------------                          -------------
not retained any finder, broker, agent or other party or incurred any liability or is otherwise obligated for any brokerage fees, commissions, finder's fees or investment banking fees in connection with this Agreement or the transactions contemplated hereby.

     6.30 Accuracy of Other Information; Disclosure.  None of the information
          -----------------------------------------
contained in any certificate delivered or to be delivered by Biofluids to Purchaser at the Closing, or contained in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made or will be made, not materially misleading. Biofluids has disclosed to Purchaser all information known to it which it reasonably believes to be material to a decision by Purchaser to acquire the Purchased Assets and Assumed Liabilities hereunder.

            SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BIOSOURCE

     As a material inducement to Biofluids to enter into this Agreement and to perform its obligations hereunder and thereunder, BioSource represents and warrants to and agrees with Biofluids as follows:

      7.1 Organization, Standing and Corporate Power.  BioSource is a
          ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. BioSource has the corporate power to enter into, execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with its terms.

      7.2 Authorization of Agreement.  The execution and delivery of this
          --------------------------
Agreement and the performance by BioSource of its obligations and agreements under this Agreement will prior to the Closing have been duly and validly authorized and approved by BioSource's Board of Directors. BioSource has taken, and shall take prior to the Closing Date, all other actions required on its part by law and its Certificate of Incorporation and Bylaws in order to consummate the transactions contemplated hereby.

      7.3 Execution, Delivery and Performance. This Agreement constitutes the
          -----------------------------------
valid and binding obligations of BioSource, enforceable in accordance with its terms.

      7.4 Effect of Agreement.  The execution and delivery of this Agreement do
          -------------------
not, and compliance by BioSource with the provisions hereof will not, (i) conflict with or result in a breach or default under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (including, without limitation, BioSource's Certificate of Incorporation or Bylaws) to which BioSource is a party or by which it may be bound; or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BioSource, which conflict, breach, default or violation could have a Material Adverse Effect on BioSource, or BioSource's ability to fulfill its obligations pursuant to this Agreement.

      7.5 No Consents Required.  There are no approvals, authorizations,
          --------------------
consents, orders or other actions of, or filings with, any Governmental Authority required to be filed by BioSource in connection with the consummation of the transactions contemplated under this Agreement.

      7.6 No Finder's Fee.  BioSource has not retained any finder, broker, agent
          ---------------
or other party or incurred any liability or is otherwise obligated for any brokerage fees, commissions, finder's fees or investment banking fees in connection with this Agreement or the transactions contemplated hereby.

      7.7 Accuracy of Other Information; Disclosure.  None of the information
          -----------------------------------------
contained in any certificate delivered or to be delivered by BioSource to Biofluids at the Closing, or contained in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made or will be made, not materially misleading. BioSource has disclosed to Biofluids all information known to it which it reasonably believes to be material to a decision by Biofluids to sell the Business hereunder.

             SECTION 8.  CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

      8.1 Investigations.  Between the date of this Agreement and the Closing
          --------------
Date, Biofluids shall give to Purchaser and its representatives full access to all of Biofluids' premises, books, records, employees, bankers, independent public accountants and other agents possessing any information relating in any manner to the Business, and shall furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Business as Purchaser shall from time to time request; provided, however,
                                                              --------  -------
that any such investigation shall not affect any of the representations and warranties hereunder; and provided, further, that any such investigation shall
                          --------  -------
be conducted in such manner as not to interfere unreasonably with the operation of the Business. If this Agreement is terminated without the transactions contemplated hereby having been effected, Purchaser and Biofluids shall each return to the other all documents, working papers and other materials obtained from the other party pursuant to this Agreement, and the confidentiality provisions of Section 10.2 of this Agreement shall continue to apply.

      8.2 Operation of the Business Pending Closing.  Between the date hereof
          -----------------------------------------
and the Closing Date, unless Purchaser consents in writing to the contrary, other than as provided for herein, Biofluids shall:

          (a) conduct the Business in the ordinary course in accordance with prior practice;

          (b) make, amend and terminate contracts and operate only in the ordinary course of business;

          (c) not create or incur indebtedness except current liabilities in the ordinary course of business;

          (d) not suffer, create or incur any mortgage, security interest, Lien, Lease, encumbrance or restriction on any of the Purchased Assets (other than Permitted Liens);

          (e) duly comply with all laws, ordinances, rules and regulations applicable to Biofluids and to the conduct of the Business;

          (f) not make or agree to make any capital expenditures in excess of $10,000 in the aggregate;

          (g) not sell, lease, dispose of, convey or transfer or agree to sell, lease, dispose of, convey or transfer any Purchased Assets, except sales from Inventory in the ordinary course of business;

          (h) not incur any fixed or contingent obligation or enter into any agreement, commitment or other transaction or arrangement relating to the Business which (i) may not be terminated by Biofluids on 30 days' notice or less without cost or liability, and (ii) which is not in the ordinary course of the Business, and (iii) which is not transferrable or assignable to Purchaser;

          (i) use its best efforts to preserve its business organization, retain its employees and preserve good relationships with suppliers, customers and other persons having significant business relationships with the Business;

          (j) use its best efforts to keep available for possible retention by Purchaser the services of the Employees;

          (k) not enter into any agreement, arrangement or undertaking with respect to any Employee relating to the payment of any bonus, profit-sharing or special compensation or any increase in the compensation payable to an Employee (other than as required by law or contract) if any such payment will be incurred by Purchaser;

          (l) maintain in full force and effect all existing insurance policies and keep the Purchased Assets insured in accordance with present practice;

          (m) maintain the Purchased Assets in a good condition and state of repair, except for reasonable wear and tear;

          (n) not sell, assign, license or transfer or agree to sell, assign, license or transfer (with or without consideration) any of the Intellectual Property Assets or any interest therein;

          (o) use its best efforts not to commit any act or omit to do any act which would be or result in a breach of any of its obligations, duties, agreements or representations under any agreement, contract or commitment to which it is a party or to which it enters into subsequent to the date of this Agreement which would have a Material Adverse Effect;

          (p) bear the risk of loss or damage to the Purchased Assets on and prior to the Closing Date, and maintain all properties necessary for the conduct of the Business, whether owned or leased, in substantially the same condition as they now are, reasonable wear and tear excepted; and, in the event that any Purchased Asset is damaged on or prior to the Closing Date by any casualty, Biofluids shall give Purchaser immediate written notice of such damage, and, if such damage or destruction has a Material Adverse Effect on the Business, shall afford Purchaser, in its sole and absolute discretion, the right to cancel, terminate or delay the Closing under this Agreement without further liability.

          (q) maintain the books, records and accounts of Biofluids in the usual, regular and ordinary manner, on a basis consistent with prior periods;

          (r) not enter into any agreement of any kind or nature with any Affiliate of Biofluids with respect to the Purchased Assets or the Business other than transactions required to give effect to this Agreement;

          (s) not enter into any transaction or perform any act which would make any of the representations, warranties or agreements contained in this Agreement false or misleading in any material respect if made again immediately after such transaction or act; and

          (t) not, directly or indirectly, sell, transfer or otherwise dispose of, solicit any offer for the purchase or acquisition of, or engage in any negotiations, discussions or agreements with any Person other than Purchaser the purpose or result of which would be the sale, transfer or disposition of the Business or any Purchased Assets, excepting only sales from Inventory and other dispositions in the ordinary course of business.

      8.3 Advice of Changes.  If Biofluids becomes aware of any fact or facts
          -----------------
which, if known at the date of this Agreement, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, materially adversely affects the Business, Biofluids shall promptly advise Purchaser in writing thereof.

      8.4 Non-Disclosure or Use of Information.  BioSource agrees that, unless
          ------------------------------------
this Agreement is terminated, subject to Section 10.2, from and after the date hereof, BioSource shall not use or disclose to any third party, other than in the ordinary course of business, any information proprietary to Biofluids and held by Biofluids or used by Biofluids in the Business, including, without limitation, Biofluids's customer lists, except for the benefit of Purchaser and with the prior written consent of Purchaser.

      8.5 Governmental and Third Party Consents and Approvals.  Prior to the
          ---------------------------------------------------
Closing, Biofluids shall take all such actions as are reasonable and necessary to:

          (a) prepare and file applications with any governmental agency or multilateral body or other appropriate agency and any other necessary third party for consent to the transactions contemplated by this Agreement or as may be required to deliver the Purchased Assets in accordance with the terms and subject to the conditions of this Agreement;

          (b) prosecute such applications with diligence;

          (c) diligently oppose any objections to, appeals from or petitions to reconsider such governmental or third party approvals or consents; and

          (d) take all such further action as reasonably may be necessary to obtain and maintain such consents.

      8.6 8-K Financial Statements.  Biofluids shall permit Purchaser access to
          ------------------------
its books and records sufficient to allow Purchaser to prepare audited financial statements and pro forma financial statements of the Business sufficient to
               --- -----
permit Purchaser to fully, completely and timely comply with Purchaser's obligations, if any, to file financial statements relating to the Business under and pursuant to the General Instructions to Form 8-K under the Exchange Act and Rule 3-05 of Regulation S-X of the General Rules and Regulations under the Exchange Act ("Regulation S-X"); provided that neither Biofluids nor any of its
               --------------    --------
respective officers, directors or Affiliates shall have any liability to Purchaser or any other Person in respect of or arising out of any financial statements so prepared and filed, and Purchaser agrees to indemnify Biofluids and its respective officers, directors and Affiliates in respect thereof in accordance with the provisions of Section 11 herein.

                  SECTION 9.  CONDITIONS OF PURCHASE AND SALE

      9.1 Conditions to Obligations of Purchaser.  Unless waived, in whole or in
          --------------------------------------
part, in writing by Purchaser, the obligations of Purchaser to effect consummation of the transactions contemplated by this Agreement shall be subject to the fulfillment prior to or at the Closing Date of each of the following conditions:

          (a) Representations and Warranties of Biofluids and the Biofluids
              -------------------------------------------------------------
Stockholder To Be True.  The representations and warranties of Biofluids and the
----------------------
Biofluids Stockholder (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate, instrument or other writing delivered to Purchaser or its representatives by Biofluids, or any of its representatives) shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date. Biofluids shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Biofluids on or prior to the Closing Date.

          (b) No Proceedings.  No action, suit or proceeding before any court or
              --------------
any governmental body or authority pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Closing Date.

          (c) No Adverse Change.  Since the date of this Agreement there shall
              -----------------
not have been any change in the business, properties, prospects, results of operations or condition (financial or otherwise) of the Business which, individually or in the aggregate, is materially adverse.

          (d) Statutory Requirements.  All consents and approvals of all United
              ----------------------
States, State and local Governmental Authorities, and any other person or entity, required to be obtained to permit consummation by Biofluids of the transactions contemplated by this Agreement or as may be required to deliver the Purchased Assets free and clear of any Liens and encumbrances (not otherwise permitted hereunder) shall have been obtained, and true and correct copies of such consents and approvals shall have been delivered to Purchaser or its counsel.

          (e) Certificates.  Biofluids shall have delivered to Purchaser a
              ------------
certificate, dated the Closing Date, certifying that the conditions specified in Sections 9.1(a), 9.1(b), 9.1(c) and 9.1(d) of this Agreement have been satisfied.

          (f) Opinion of Counsel for Biofluids .  Purchaser shall have received
              ---------------------------------
from counsel for Biofluids, an opinion, dated the Closing Date, in form and substance substantially identical to Exhibit 9.1(f) attached hereto.
                                     --------------

          (g) Audit.  A review of Biofluids' audit and accountant's work papers
              -----
shall have been completed by KPMG Peat Marwick prior to the Closing Date.

          (h) Releases of Security Interests.  Biofluids shall have delivered
              ------------------------------
to Purchaser any required releases and/or termination statements, releasing all security interests in favor of any third party in or to any of the Purchased Assets except those which are in connection with the Assumed Liabilities and Permitted Liens.

          (i) Consents. Biofluids shall have delivered all consents of third
              --------
parties necessary to the transfer of the Purchased Assets.

          (j) Authorization.  Biofluids shall have delivered to Purchaser
              -------------
certified copies of resolutions adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

          (k) Receipt of Right of Endorsement.  Purchaser shall have received a
              -------------------------------
letter of instruction executed by Seller sufficient to permit Purchaser to deposit checks or other evidences of indebtedness in bank accounts in the name of Purchaser.

          (l) Employment Agreement.  Purchaser shall have entered into an
              --------------------
employment agreement with Robert R. Rafajko, Ph.D. substantially in the form attached hereto as Exhibit 9.1(l).
                   ---------------

          (m) Non-Compete Agreement.  Purchaser shall have entered into a non-
              ---------------------
compete agreement with Robert R. Rafajko, Ph.D. substantially in the form attached hereto as Exhibit 9.1(m).
                   --------------

          (n) Escrow Instrument.  Purchaser shall have entered into an escrow
              -----------------
instrument (the "Escrow Instrument") with Biofluids substantially in the form
                 -----------------
attached hereto as Exhibit 9.1(n).
                   --------------

          (o) Other Matters.  All corporate and other proceedings and actions
              -------------
taken in connection with this Agreement and all certificates, opinions, agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

          If any of the conditions contained in this Section 91 shall not be performed or fulfilled at or prior to the Closing to the satisfaction of Purchaser, Purchaser may, by notice to Biofluids, terminate this Agreement and the obligations of Biofluids and Purchaser under this Agreement, other than the obligations contained in Sections 10.2 and 13; provided that Purchaser may also
                                               --------
bring an action pursuant to Section 11 against Biofluids for damages, other than incidental or consequential damages, suffered by Purchaser where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by Biofluids.

      9.2 Conditions to Obligations of Biofluids.  Unless waived, in whole or in
          --------------------------------------
part, in writing by Biofluids, the obligations of Biofluids to effect the consummation of the transactions contem plated by this Agreement shall be subject to the fulfillment prior to or at the Closing Date of each of the following conditions:

          (a) Representations and Warranties of Purchaser To Be True.  The
              ------------------------------------------------------
representations and warranties of Purchaser (contained in this Agreement, any Exhibit or Schedule hereto, or any certificate, instrument or other writing delivered to Biofluids or its representatives by Purchaser, or any of its representatives) shall be true and correct on the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with
                                                               ----
respect to a representation that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date, and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby and thereby and except that any such representation or warranty made as of a specified date (other than the date of this Agreement) shall only need to have been true on and as of such date. Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date.

          (b) Certificates.  Purchaser shall have delivered to Biofluids a
              ------------
certificate of Purchaser dated the Closing Date certifying that the conditions specified in Section 92 of this Agreement shall have been fulfilled.

          (c) Authorization.  Purchaser shall have delivered to Biofluids
              -------------
certified copies of resolutions adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (d) Opinion of Counsel for Purchaser.  Biofluids shall have received
              --------------------------------
from Troop Steuber Pasich Reddick & Tobey, LLP, counsel for Purchaser, an opinion, dated the Closing Date, in the form of Exhibit 9.2(d) attached hereto.
                                                --------------

          (e) No Proceedings.  No action, suit or proceeding before any court or
              --------------
any Governmental Authority pertaining to the transactions contemplated by this Agreement or to their consummation shall have been instituted or threatened on or prior to the Closing Date.

          (f) Delivery of Purchase Price.  Purchaser shall have delivered to
              --------------------------
Biofluids that portion of the Purchase Price due and payable at the Closing.

          (g) Escrow Instrument.  Purchaser and Biofluids shall have entered
              -----------------
into an Escrow Instrument substantially in the form attached hereto as Exhibit
                                                                       -------
9.1(n).
------

          (h) Statutory Requirements.  All consents and approvals of all United
              ----------------------
States, State and Governmental Authorities, and any other Person or entity, required to be obtained to permit consummation by BioSource of the transactions contemplated by this Agreement or as may be required to buy the Purchased Assets shall have been obtained, and true and correct copies of such consents and approvals shall have been delivered to Seller or its counsel.

          (i) Other Matters.  All corporate and other proceedings and actions
              -------------
taken in connection with this Agreement and all certificates, opinions, agreements, instruments and documents mentioned in this Agreement or incident to any such transactions shall be reasonably satisfactory in form and substance to Biofluids and its counsel.

          If any of the conditions contained in this Section 9.2 shall not be performed or fulfilled at or prior to the Closing to the satisfaction of Biofluids acting reasonably, Biofluids may, by notice to Purchaser, terminate this Agreement and the obligations of Biofluids and Purchaser under this Agreement, other than the obligations contained in Sections 10.2 and 13; provided that Biofluids may also bring an action pursuant to Section 11 against
--------
Purchaser for damages, other than indirect or consequential damages, suffered by it where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by Purchaser.

                SECTION 10.  FURTHER AGREEMENTS OF THE PARTIES

     10.1 Further Agreements of Biofluids.  Biofluids shall upon the request of
          -------------------------------
Purchaser from time to time execute and deliver to Purchaser such further bills of sale, endorsements and other good and sufficient instruments of title, conveyance, transfer and assignment as may be necessary or desirable in order to vest in Purchaser, free and clear of all Liens and encumbrances (other than Permitted Liens), all right, title and interest in and to any and all of the Purchased Assets.

     10.2 Confidentiality.  Purchaser and Biofluids hereby acknowledge to and
          ---------------
agree with the other that any and all information which has been disclosed by one to the other, its employees, consultants, agents and, if applicable, stockholders during the discussions and negotiations leading to the execution of this Agreement, and all information to be disclosed by one to the other, its employees, consultants and agents and, if applicable, stockholders, during the period commencing on the date of execution of this Agreement through the Closing or termination of this Agreement, shall constitute confidential information and trade secrets of the disclosing party, and as such are secret, confidential and unique and constitute the exclusive trade secrets and property of such party. Such information has been made known and available to the other party and its respective employees, consultants and agents strictly in connection with the negotiation and execution of this Agreement and the consummation of the transactions provided for herein. Each party hereby acknowledges and agrees that any use or disclosure of any such confidential information or trade secrets, other than pursuant to this Agreement, would be wrongful and would cause irreparable injury to the other. Accordingly, each party hereby expressly agrees, for itself and on behalf of its stockholders and directors, if any, and its principal officers, managers, employees, agents, consultants and representatives, that it and they will not at any time prior to the Closing or at any time thereafter, use or disclose, other than in accordance with the terms and provisions of this Agreement, any of such confidential information or trade secrets; provided, that either Purchaser or
                                           --------
Biofluids may use or disclose such confidential information or secrets of the other without restriction if such information or secrets (i) were or are available to such party on a non-confidential basis from a source other than the other party; or (ii) were or become generally available to the public (other than as a result of an impermissible disclosure by such party or its Affiliates); and provided, further, that if either party is requested or
                 --------  -------
required (by oral question, interrogatories, requests for information or documents, subpoena or similar process) to disclose any of such information or secrets of the other, such disclosure, be made without liability hereunder (although notice of such request or requirement shall be given to the other party so that, if practicable, the other party may seek a protective order against such disclosure). Notwithstanding the foregoing, no provision of this
Section 10.2 shall in any manner whatsoever prevent or inhibit Purchaser from using or disclosing any such confidential information relating to the Business or the Purchased Assets including, without limitation, customer lists in any manner Purchaser shall deem fit from and after the Closing. Each party acknowledges that, in the event of a violation by the other of the terms and provisions of this Section 10.2, the remedies at law would not be adequate; and accordingly, in such event such party may proceed to protect and enforce its rights under this Section 10.2 by a suit in equity for specific performance hereof, or for an injunction against the violation hereof.

     10.3 Access to Books and Records.  After the Closing Date, Purchaser and
          ---------------------------
Biofluids shall grant to each other access to the books, records, papers and documents relating to the Business (i) in the case of Purchaser, included in the Purchased Assets, and (ii) in the case of Biofluids, not included in the Purchased Assets which relate to the operation of the Business (the "Records").
                                                                     -------
Such access shall be given upon the reasonable request of the requesting party during normal business hours and upon five business days prior notice. Each party shall maintain the Records in its possession for a period of four years from and after the Closing Date, and each shall first offer to the other such of the Records as it may hereafter desire to dispose of or destroy at least 30 days prior to initiating any disposition or destruction whether prior to or following the aforementioned four-year period.

     10.4 Mail and Remittances.  After the Closing, all mail addressed to
          --------------------
Biofluids and Purchaser relating to their respective businesses shall be delivered promptly by each party to the other party.

     10.5 Change of Name.  Within 10 calendar days following the Closing,
          --------------
Biofluids shall change its corporate name from Biofluids, Inc. to Bonheur, Inc.

     10.6 Fetal Bovine Letters.  Biofluids agrees to use its reasonable best
          --------------------
efforts to obtain an agreement from each of its purchasers of fetal bovine serum in the form of Exhibit 10.6.

            SECTION 11.  NATURE AND SURVIVAL OF REPRESENTATIONS AND
                     WARRANTIES; INDEMNITY; OFFSET RIGHTS

     11.1 Nature and Survival of Representations and Warranties.  Except as
          -----------------------------------------------------
provided herein, all of the covenants, representations and warranties and indemnification obligations of the parties herein and in any certificate, document or instrument delivered in connection with this Agreement shall survive the Closing of the transactions contemplated hereby, and shall be binding upon the parties to this Agreement, their successors and assigns for a period of eighteen (18) months following the Closing, notwithstanding any investigation made by or on behalf of the party entitled to the benefit thereof. Notwithstanding the foregoing, the representations and warranties of Biofluids and the Biofluids Stockholder set forth in Sections 6.3, 6.16 and 6.23 shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations. No party will be liable for indemnification pursuant to this Section 11 with respect to any breach of any representation, warranty, covenant or obligation, unless such party is provided with notice of a claim for indemnification with respect to such breach before expiration of the applicable survival period described herein. So long as Purchaser delivers the applicable notice of a claim for indemnification prior to the expiration of the date which is 18 months following the Closing, the amount of the claim shall be retained in the Escrow Account and only the balance which is not subject to the claim shall be released to Biofluids on such date.

     11.2 Indemnification by Biofluids and the Biofluids Stockholder.
          ----------------------------------------------------------
Biofluids and the Biofluids Stockholder hereby jointly and severally covenant and agree with Purchaser that they shall indemnify and save harmless Purchaser from, against and in respect of all Losses suffered or incurred by Purchaser as a result of or arising directly or indirectly out of or in connection with:

          (a) any material breach by Biofluids or the Biofluids Stockholder of or any inaccuracy of any representation or warranty of Biofluids or the Biofluids Stockholder contained in this Agreement or in any certificate delivered pursuant hereto;

          (b) any material breach or non-performance by Biofluids or the Biofluids Stockholder of any covenant or agreement to be performed by it that is contained in this Agreement or in any agreement or certificate delivered pursuant hereto; and

          (c) the operations of the Business up to and including the Closing
Date.

     11.3 Indemnification by Purchaser.  Purchaser covenants and agrees with
          ----------------------------
Biofluids and the Biofluids Stockholder to indemnify and save harmless Biofluids and the Biofluids Stockholder from, against and in respect of all Losses suffered or incurred by Biofluids or the Biofluids Stockholder as a result of or arising directly or indirectly out of or in connection with:

          (a) any breach by Purchaser of or any inaccuracy of any representation or warranty contained in this Agreement or in any certificate delivered pursuant hereto;

          (b) any breach or non-performance by Purchaser of any covenant or agreement to be performed by it that is contained in this Agreement or in any agreement or certificate delivered pursuant hereto; and

          (c) the operations of the Business after the Closing Date including, without limitation, any failure by Purchaser to pay, satisfy, discharge, perform or fulfill any of the Assumed Liabilities.

     11.4 Notice of Claim.  In the event that a party (the "Indemnified Party")
          ---------------                                   -----------------
shall become aware of any claim, proceeding or other matter (a "Claim") in
                                                                -----
respect of which the other party (the "Indemnifying Party") agreed to indemnify
                                       ------------------
the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does
                                  -----------------
not so arise (a "Direct Claim"), and shall also specify with reasonable
                 ------------
particularity (to the extent that the information is available):

          (a)  the factual basis for the Claim;

          (b) the basis for the Indemnified Party's right to indemnification;
and

          (c) the amount of the Claim, if known.

          If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to effectively contest the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

     11.5 Direct Claims.  With respect to any Direct Claim, following receipt of
          -------------
notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 45 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party sufficient information to substantiate the Claim, together with all such other non-privileged information as the

Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 45-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim. If the parties have not so agreed to the validity and/or amount of the Claim, then the parties shall proceed in the manner set forth in the following sentence. If the Closing shall have occurred under this Agreement, the matter shall be resolved pursuant to the arbitration provisions contained in Section 13; and if the Closing shall not have occurred under this Agreement, the Indemnified Party may bring an action against the Indemnifying Party in any court located in Los Angeles, California.

     11.6 Third Party Claims.  With respect to any Third Party Claim, the
          ------------------
Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the Claim. Until an Indemnifying Party notifies the Indemnified Party that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of
    -----------
settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

     11.7 Settlement of Third Party Claims.  If the Indemnifying Party fails to
          --------------------------------
assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

    11.8  Cooperation.  The Indemnified Party and the Indemnifying Party shall
          -----------
cooperate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

    11.9  Adjustment to Indemnification Payments; Insurance; Subrogation.  Any
          --------------------------------------------------------------
payment made by an Indemnifying Party to an Indemnified Party pursuant to this
Section 11 in respect of any Claim (i) shall be net of any insurance proceeds available to the Indemnified Party in respect of such claim and (ii) shall be reduced by an amount equal to any Tax benefits attributable to such Claim. The Indemnified Party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to this
Section 11. The Indemnifying Party shall be subrogated to all rights of the Indemnified Party in respect of any Losses borne by the Indemnifying Party.

    11.10 Basket on Indemnity.  No indemnity shall be payable to Purchaser with
          -------------------
respect to any Losses under Section 11.2 unless the aggregate amount due thereunder with respect to all Losses shall exceed Fifty Thousand Dollars ($50,000) (the "Basket Amount"), whereupon all amounts then or thereafter due
                -------------
with respect to such Losses in excess of the Basket Amount shall be payable.

    11.11 Limitation of Biofluids' Indemnification Liability.   Biofluids'
          --------------------------------------------------
liability under the indemnification provisions set forth in this Section 11 will be limited to fifty percent (50%) of the Purchase Price.

    11.12 Release of Escrow Funds.  Subject to the terms and conditions of the
          -----------------------
Escrow Instrument, to the extent the Escrow Funds are not used for purposes of indemnification of Purchaser, then Purchaser shall release the Escrow Funds, less any amounts used to satisfy Purchaser's indemnification claims, to Biofluids on the date which is eighteen (18) months from the Closing Date.

                              SECTION 12.  TAXES

    12.1  Payment of Taxes, Filing of Returns.  Biofluids shall remain liable
          -----------------------------------
for the filing of all tax returns and reports and for the payment of all Federal, State and local taxes (other than payroll taxes to the extent expressly included as part of the Assumed Liabilities) of Biofluids relating to the operation of the Business for any period ending on or prior to the Closing Date, and for the payment of all taxes attributable to or relating to the consummation of the transactions contemplated herein and shall indemnify and hold Purchaser harmless from and against all liability in connection therewith.

    12.2  Sales Taxes.  Subject to Section 4.1 hereof, Biofluids shall bear all
          -----------
responsibility for sales, use, value added or other similar taxes, if any, arising out of the consummation of the transactions herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

               SECTION 13.  ARBITRATION; CONSENT TO JURISDICTION

     13.1 Submission to Jurisdiction.  BioSource, Biofluids and the Biofluids
          --------------------------
Stockholder each hereby agree that any and all disputes, legal actions, suits, or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby may be brought in any state or federal court located in Los Angeles County, State of California. By their signature to this Agreement, BioSource, Biofluids and the Biofluids Stockholder each irrevocably submit to the jurisdiction of the courts located in Los Angeles County, State of California, in any dispute, legal action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     13.2 Waiver of Immunity and Inconvenient Forum.  BioSource and Biofluids
          -----------------------------------------
each hereby irrevocably waives all immunity from jurisdiction, attachment and execution, whether on the basis of sovereignty or otherwise, to which it might otherwise be entitled in any legal action or proceeding brought in any state or federal court located in Los Angeles County, State of California, and further irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to any dispute, legal action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby being brought in any federal or state court located in Los Angeles County, State of California, and hereby further irrevocably waives any claim that any such dispute, legal action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

     13.3 Arbitration Procedures.
          ----------------------

          (a) Except as otherwise expressly provided in Section 13.5 below, all disputes arising in connection with this Agreement or any contract of sale hereunder shall be finally settled by arbitration in Los Angeles, California, in accordance with the Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration"). Judgment on the award rendered by the arbitration
      --------------------
panel (the "Arbitration Panel") may be entered in any court of competent
            -----------------
jurisdiction.

          (b) Any party which desires to initiate arbitration proceedings may do so by delivering written notice to the other party (the "Arbitration Notice")
                                                         ------------------
specifying (x) the nature of the dispute or controversy to be arbitrated; (y) the name and address of the arbitrator appointed by the party initiating such arbitration; and (z) such other matters as may be required by the Rules of Arbitration. The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within 30 days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed by the American Arbitration Association at the request of the party who delivered the Arbitration Notice. The two arbitrators so appointed shall appoint a third arbitrator who shall be chairman of the Arbitration Panel and the "neutral arbitrator" for purposes of the Rules of Arbitration.

     13.4 Final Arbitration Decisions.  All decisions of the Arbitration Panel
          ---------------------------
shall be final, conclusive and binding on all parties and shall not be subject to judicial review. The parties expressly waive the provisions of California Code of Civil Procedure Section 1285 insofar as it permits a party to an arbitration in which an award has been made to petition a court of competent jurisdiction to vacate an arbitration award.

     13.5 Claims for Unpaid Balance.  Notwithstanding anything to the contrary
          -------------------------
contained in this Section 13, any claim by either party for a "provisional remedy" as defined in Section 1281.8 of the Rules of Arbitration, may be brought in any court of competent jurisdiction, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding.

                           SECTION 14.  TERMINATION

     14.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a) by the mutual agreement of Biofluids and Purchaser; provided,
                                                                  --------
however, that such termination is set forth in a writing executed by both
-------
parties;

          (b) by Purchaser, in a writing, if Biofluids or the Biofluids Stockholder are in breach, in any material respect, of any material representation, warranty or covenant contained in this Agreement;

          (c) by Biofluids, in a writing, if Purchaser is in breach, in any material respect, of any material representation, warranty or covenant contained in this Agreement;

          (d) by either Purchaser or Biofluids, in a writing, if the Closing does not occur on or prior to December 31, 1998, other than by reason of a breach of a covenant to be performed hereunder of the party electing to terminate this Agreement; or

          (e) by either Purchaser or Biofluids, in a writing, if any of the conditions set forth in Section 9 are not met.

          In the event of such termination, no party shall have any obligation or liability to any other in respect to this Agreement, except for any breach of this Agreement occurring prior to such termination, or except as may be provided in Section 10.2 of this Agreement; provided, however, that Section 15.9 (Expenses) and Section 15.13 (Publicity) shall survive any such termination and shall continue in full force and effect.

                          SECTION 15.  MISCELLANEOUS

     15.1 Notices.  All notices, requests, demands and other communications
          -------
(collectively, "Notices") given or made pursuant to this Agreement shall be in
                -------
writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, postage and fees prepaid, by overnight service with a nationally recognized "next day" delivery company such as

Federal Express or United Parcel Service, by facsimile transmission, or otherwise actually delivered to the addresses set forth below for Purchaser, Biofluids and the Biofluids Stockholder. Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given two business days from the date of deposit in the United States mails, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving notices by giving written notice thereof in the manner set forth above.

                    (i)   if to Purchaser, to:

                    BioSource International, Inc.
                    820 Flynn Road, Suite A
                    Camarillo, California  93012
                    Fax No. (805) 987-0296
                    Attn: James H. Chamberlain
                          President

                    with a copy (which shall not constitute notice) to:
                    Troop Steuber Pasich Reddick & Tobey, LLP
                    2029 Century Park East, Suite 2400
                    Los Angeles, California 90067
                    Fax No. (310) 728-2222
                    Attn: Scott W. Alderton

                    (ii) if to Biofluids or the Biofluids Stockholder (prior to the Closing), to:

                    Biofluids, Inc.
                    1146 Taft Street
                    Rockville, MD 20850
                    Attn: Dr. Robert R. Rafajko
                          President

                          if to Biofluids or the Biofluids Stockholder
                          (after the Closing), to:

                    Dr. Robert R. Rafajko
                    12053 Weatherfield Lane
                    Potomac, MD 20854

                    with a copy (which shall not constitute notice) to:
                    Freedman, Levy, Kroll & Simonds
                    Washington Square

                    1050 Connecticut Avenue, NW
                    Washington, DC 20036
                    Attn: Jay W. Freedman

     15.2 Entire Agreement.   This Agreement, including the other agreements and
          ----------------
schedules to be entered into in connection with the transactions contemplated by this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein. The representations and warranties made by Biofluids and the Biofluids Stockholder in this Agreement, and the schedules that accompany this Agreement, supersede, replace and nullify in every respect the data set forth in any other document, material or statement, whether written or oral, made available to Purchaser (the "Other Material") and Purchaser shall not rely on any data
                --------------
contained in the Other Material for any purpose whatsoever, including, without limitation, as a promise, projection, guaranty, representation, warranty or covenant.

     15.3 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights, or delegate any of its duties or obligations (by operation of law or otherwise), under this Agreement without the prior written consent of the other parties, and any such purported assignment or delegation shall be void ab initio.

     15.4 Waiver and Amendment.  No provision of this Agreement may be waived
          --------------------
unless in writing signed by all the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by the parties to this Agreement.

     15.5 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED BOTH
          -------------
AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE APPLICATION OF ANY STATE OR FEDERAL CONFLICTS OF LAWS RULES OR CHOICE OF LAW PRINCIPLES THEREOF.

     15.6 Captions; Certain Terms.  The various captions and headings contained
          -----------------------
in this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement. As used in this Agreement, the term "including" means "including but not limited to" unless otherwise specified; the word "or" means "and/or."

     15.7 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    15.8  Costs and Attorneys' Fees.  If any action, suit or other proceeding
          -------------------------
is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Section 15.8, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

    15.9  Expenses.  Except as otherwise provided in this Agreement each of the
          --------
parties shall pay its own costs and expenses, including, without limitation, the fees and expenses of its counsel and financial advisors, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby and all documents reasonably necessary to effectuate the terms and intent of this Agreement.

    15.10 Severability.  Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    15.11 Rights Cumulative.  No right granted to the parties under this
          -----------------
Agreement on default or breach is intended to be in full or complete satisfaction of any damages arising out of such default or breach, and each and every right under this Agreement, or under any other document or instrument delivered hereunder, or allowed by law or equity, shall be cumulative and may be exercised from time to time.

    15.12 Purchase from Tysan.  On the day following the Closing Date, Purchaser
          -------------------
shall purchase from Tysan Serum, Inc. ("Tysan") 1,000 liters of fetal bovine
                                        -----
fluid for a purchase price equal to the price paid by Tysan plus an amount equal to five percent (5%) of such price. Tysan shall also deliver to Purchaser its vendor lists. Purchaser shall have no further obligations or liabilities to Tysan following the purchase of the fetal bovine fluid.

    15.13 Publicity.  Purchaser, Biofluids and the Biofluids Stockholder agree
          ---------
that press releases and other announcements with respect to the transactions contemplated hereby shall be subject to mutual agreement; provided, however, that either party may make such announcement as, in the opinion of its counsel, such party is required to make pursuant to applicable law, but in such event such party shall, to the extent practicable, give the other party reasonable prior notice and an opportunity to comment on the proposed announcement.

    15.14 Specific Performance.  Each of the parties acknowledges and agrees
          --------------------
that one or more of the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state hereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

    15.15 No Third Party Beneficiaries.  Nothing in this Agreement shall confer
          ----------------------------
any rights upon any person or entity other than the parties hereto.

    IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Agreement to be executed on its behalf all as of the day and year first above written.

                              "SELLER"

                              BIOFLUIDS, INC.


                              By:__________________________

                              Its:_________________________



                              BIOFLUIDS STOCKHOLDER


                              -----------------------------



                              "PURCHASER"

                              BIOSOURCE INTERNATIONAL, INC.


                              By:__________________________

                              Its:_________________________

                                 SCHEDULES
                                 ---------

2.2    -         Excluded Assets

6.3    -         Title to Purchased Assets

6.6    -         Contracts

6.7    -         Biofluids Approvals, Authorizations, Consents

6.8    -         Financial Statements of Biofluids

6.9    -         Litigation

6.10   -         Permits

6.11   -         Absence of Changes; Payroll Listing

6.12   -         Conduct of Business

6.13   -         Suppliers Names & Addresses

6.15(a)-         Intellectual Property

6.15(c)-         Possible Infringements of Intellectual Property

6.15(d)-         Licensing Arrangements

6.15(e)-         Intellectual Property Litigation

6.15(f)-         List of Intellectual Property Assets and Filing Offices

6.15(g)-         Restrictions on Use of Name and Mark

6.17   -         Employees

6.18   -         Employee Benefit Plans

6.19   -         Customer List

6.20   -         Inventory

6.22   -         Accounts Receivable

6.24   -         Insurance Policies

6.25   -         Powers of Attorney

6.26   -         Prepaid Expenses

6.30   -         Finders' Fee

7.5    -         BioSource Approvals, Authorizations, Consents

                                   EXHIBITS
                                   --------

5.2       -     Form of Bill of Sale

9.1(f)    -     Form of Opinion of Counsel for Biofluids

9.1(l)    -     Form of Employment Agreement

9.1(m)    -     Form of Non-Compete Agreement

9.1(n)    -     Form of Escrow Instrument

9.2(d)    -     Form of Opinion of Counsel for BioSource

10.6      -     Form of Agreement from Fetal Bovine Serum Purchasers